                                                                  EXHIBIT 12.1

                      CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                DUKE REALTY INVESTMENTS, INC.

                    Three Months
                       Ended                        Year Ended December 31,
                      March 31,   -------------------------------------------------------------
                       1996          1995        1994          1993        1992         1991
                    -----------   ----------  ----------    ----------  ----------   ----------
Consolidated Net
 Income (Loss)      $9,648,000   $35,019,000  $26,216,000   $5,013,000  $(653,000)  $(1,607,000)
(Gain) Loss on
  Property Sales        14,000      (283,000)  (2,198,000)    (517,000)   (66,000)     (226,000)
DRLP Minority
  Interest           1,785,000     6,530,000    6,751,000    1,657,000          0             0
Amortization
  of Deferred
  Financing Costs      285,000     1,219,000    1,251,000      294,000    184,000       173,000
Interest Expense     7,967,000    21,424,000   18,920,000   10,334,000  7,582,000     7,920,000
                   -----------   -----------  -----------  ----------- ----------    ----------
Earnings Before
 Fixed Charges     $19,699,000   $63,909,000  $50,940,000  $16,781,000 $7,047,000    $6,260,000
                   -----------   -----------  -----------  ----------- ----------    ----------
                   -----------   -----------  -----------  ----------- ----------    ----------


Interest Expense    $7,967,000   $21,424,000  $18,920,000  $10,334,000 $7,582,000    $7,920,000
Amortization
  of Deferred
  Financing Costs      285,000     1,219,000    1,251,000      294,000    184,000       173,000
Interest Costs
 Capitalized         1,775,000     4,198,000    1,681,000            0          0             0
                   -----------   -----------  -----------  ----------- ----------    ----------
  Total Fixed
    Charges        $10,027,000   $26,841,000  $21,852,000  $10,628,000 $7,766,000    $8,093,000
                   -----------   -----------  -----------  ----------- ----------    ----------
                   -----------   -----------  -----------  ----------- ----------    ----------

Fixed Charges Ratio       1.96          2.38         2.33         1.58       0.91 (1)      0.77 (1)
                   -----------   -----------  ----------- ----------- ----------    ----------
                   -----------   -----------  ----------- ----------- ----------    ----------

(1) The earnings were inadequate in these years to cover fixed charges. The earnings shortfalls resulting in the coverage deficiencies are as follows:

                    1991     $1,833,000
                    1992       $719,000

    These deficiencies occurred before the Company's reorganization in October 1993 which has resulted in sufficient coverage ratios subsequent to the reorganization.

                                                                    EXHIBIT 12.1

                      CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                DUKE REALTY LIMITED PARTNERSHIP

                         Three Months                                         Three Months
                            Ended           Year Ended       Year Ended          Ended
                          March 31,        December 31,      December 31,       March 31,
                            1996               1995             1994              1993
                         -----------       ------------      ------------      ------------
Consolidated Net
 Income (Loss)           $11,577,000        $41,600,000       $32,968,000       $7,660,000
(Gain) Loss on
  Property Sales              14,000           (283,000)       (2,198,000)        (517,000)
Amortization of Deferred
  Financing Costs            285,000          1,219,000         1,251,000          136,000
Interest Expense           7,967,000         21,462,000        18,920,000        4,605,000
                         -----------        -----------       -----------      -----------
Earnings Before
 Fixed Charges           $19,843,000        $63,998,000       $50,941,000      $11,884,000
                         -----------        -----------       -----------      -----------
                         -----------        -----------       -----------      -----------


Interest Expense          $7,967,000        $21,462,000       $18,920,000       $4,605,000
Amortization of Deferred
  Financing Costs            285,000          1,219,000         1,251,000          136,000
Interest Costs
 Capitalized               1,775,000          4,198,000         1,681,000                0
                         -----------        -----------       -----------      -----------
Total Fixed Charges      $10,027,000        $26,879,000       $21,852,000       $4,741,000
                         -----------        -----------       -----------      -----------
                         -----------        -----------       -----------      -----------

Fixed Charges Ratio             1.98               2.38              2.33            2.51
                         -----------        -----------       -----------      -----------
                         -----------        -----------       -----------      -----------